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                                                                    EXHIBIT 10.7

                            LOANED EMPLOYEE AGREEMENT

         This LOANED EMPLOYEE AGREEMENT ("Agreement") by and between Nortel Networks Inc., a corporation organized under the laws of Delaware, for itself and on behalf of its Affiliates (collectively, "Nortel Networks") and Arris Interactive L.L.C., a limited liability company organized under the laws of Delaware ("Existing Venture") (collectively, "Parties") is effective as of the Effective Date.

         WHEREAS, Nortel Networks and Existing Venture are parties to that certain Agreement and Plan of Reorganization dated as of October 18, 2000, that provides, in general, for the contribution of Nortel Networks's interest in Existing Venture to an Affiliate of ANTEC Corporation in exchange for cash and common shares of such Affiliate of ANTEC Corporation ("Merger Agreement"); and

         WHEREAS, in connection with such transactions, the Parties desire that Existing Venture receive the services of those employees of Nortel Networks listed on Schedule 1 attached hereto and incorporated by reference ("Employees") during the Term, as defined below in Section 1.1, while such Employees remain employed by Nortel Networks in their Current Jobs as defined in Schedule 1; and

         WHEREAS, the Parties wish to set forth the terms and conditions under which Nortel Networks shall supply the services of the Employees to Existing Venture.

         Now, therefore, based on the mutual covenants contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1
                             SERVICES TO BE PROVIDED

         1.1 Subject to the continued employment of the Employees in their Current Jobs, Nortel Networks shall supply the Services of the Employees to Existing Venture from the Effective Date through the earlier of (i) the first anniversary of the Effective Date and (ii) the date on which the Services supplied by the last remaining Employee under this Agreement terminate ("Term"). In addition, if Employees are providing Services under this Agreement as of the first anniversary of the Effective Date and the Existing Venture continues to need such Services, Nortel Networks shall continue to supply the Services of the Employees to the Existing Venture for an additional three (3) months, provided Existing Venture has given Nortel Networks at least sixty (60) calendar days prior notice of this extension. The services to be supplied by Nortel Networks are set forth in Schedule 1 ("Services"). If any Employee ceases to be employed by Nortel Networks in the Current Job prior to the expiration of the Term for any reason (whether as a result of voluntary or involuntary termination of Nortel Networks employment, commencement of a New Job, as defined in Section 1.2 of this Agreement, or otherwise) or Existing Venture terminates the Services of any Employee as provided in Section 1.4 of this Agreement, this Agreement shall immediately terminate with respect to such Employee.

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         1.2      Nortel Networks shall inform the Employees that their job
duties shall consist of supplying Services required in their Current Job. Except as provided in Section 1.3 of this Agreement, Nortel Networks shall not permit any Employee to be employed in a Nortel Networks job that does not involve providing Services ("New Job") without the consent of the Existing Venture Representative (as described in Article 4). Employees shall be solely employed by Nortel Networks and Nortel Networks shall be responsible for the overall direction, control and management of the Employees including, but not limited to, the evaluation, discipline, compensation and termination of employment of the Employees.

         1.3 Notwithstanding anything in this Agreement to the contrary, Nortel Networks shall permit an Employee to seek, accept and commence a New Job during the Term provided that Employee shall not, without the consent of the Existing Venture Representative, commence such New Job earlier than the expiration of sixty (60) calendar days following Nortel Networks's written notice to the Existing Venture Representative of such Employee's acceptance of New Job, it being intended that Employee shall continue to supply Services during such sixty (60) days (or shorter) period. Nortel Networks agrees that it shall not target a group or groups of Employees for recruitment to staff Nortel Networks projects; provided, however, that nothing in the foregoing shall preclude Nortel Networks from staffing its job openings with Employees identified through its usual and customary recruitment methods that are not targeted on a group or groups of Employees.

         1.4 Existing Venture may terminate the Services of any Employee prior to the end of the Term for any reason that is not unlawful by providing the Nortel Networks Representative (as described in Article 4) with written notice sixty (60) calendar days prior to such Services termination date. Notwithstanding the foregoing, the Existing Venture Representative may immediately following notice to the Nortel Networks Representative terminate the Services of any Employee if such termination is due to the gross misconduct of such Employee in the performance of his duties.

         1.5 Nortel Networks shall retain the right to terminate the employment of any Employee in accordance with Nortel Networks's policies, procedures or practices. Nortel Networks shall have no obligation to replace any Employee if such Employee ceases active employment as a result of a leave of absence or ceases employment in the Current Job, as a result of voluntary or involuntary termination of Nortel Networks employment or as provided in Sections 1.2, 1.3 or 1.4 of this Agreement.

         1.6 Unless otherwise agreed by the Parties, the Employees shall supply Services in those locations where such services were supplied by Employees immediately prior to the Effective Date.

         1.7 Services shall be provided AS-IS. NORTEL NETWORKS MAKES NO WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR

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PURPOSE, RELATING TO THE EMPLOYEES OR SERVICES, EXCEPT AS PROVIDED IN THE MERGER
AGREEMENT.

                                    ARTICLE 2
                              PAYMENT OF EMPLOYEES

         Nortel Networks shall be responsible for (i) paying Employees' compensation (including, without limitation, incentive compensation and retention payments as set out in Schedule 2 ("Retention Payments")) and travel and business expenses, and the provision of any benefits, statutory or otherwise, earned, incurred or accrued by the Employees, and (ii) paying or deducting from the compensation and/or benefits of the Employees, as the case may be, and remitting to the appropriate governmental entities, such sums as may be required to be paid by an employer or deducted or withheld from Employees' compensation and/or benefits under the provisions of any law now in effect or hereafter put into effect, including, but not limited to, social security, unemployment or income tax.

                                    ARTICLE 3
                              PAYMENT FOR SERVICES

         3.1 In consideration of Services to be supplied by Nortel Networks, Existing Venture shall reimburse Nortel Networks for all costs associated with Nortel Networks's employment of the Employees, including, but not limited to, compensation (including, without limitation, Retention Payments), employment taxes, employee benefits, workers compensation, travel and business expenses, employment litigation that arises from acts or omissions of Existing Venture or its employees or agents; provided however, that the cost of those items listed in Schedule 3 of this Agreement shall be deemed to be equal to the Nortel Networks Fringe Benefit Rate for which Existing Venture must reimburse Nortel Networks. (All costs to be reimbursed by Existing Venture under this Agreement are hereafter referred to as "Charges.")

         3.2 Nortel Networks shall be responsible for providing facilities, offices and certain equipment all as set forth in the Transition Services Agreement.

         3.3 Nortel Networks shall invoice Existing Venture monthly for Charges and Existing Venture shall pay the amount of each such invoice within thirty (30) calendar days from the date of receipt of such invoice. Nothing herein shall be deemed to prevent Nortel Networks from invoicing Existing Venture for unbilled amounts due under this Agreement that were inadvertently omitted from the prior invoices that were sent to Existing Venture by Nortel Networks.

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                                    ARTICLE 4
                            SOLICITATION OF EMPLOYEES

         Existing Venture and Nortel Networks shall each designate one of its employees to serve as its representative with respect to matters related to Existing Venture's interest, if any, in employing Employees and shall notify the other Party of the identity of that individual ("Representative"). Existing Venture may solicit, offer employment to and employ any Employee during the period such Employee is supplying Services provided that (i) the Existing Venture Representative provides advance notice to the Nortel Networks Representative of Existing Venture's intention to initiate such recruitment activity, (ii) any offer of employment by Existing Venture to such Employee is on terms and conditions of employment that are substantially similar, in the aggregate, to those implemented with respect to Existing Venture employees under
Section 7.19 of the Merger Agreement, (iii) the Existing Venture Representative discloses the terms and conditions of any employment offer to the Nortel Networks Representative upon request and (iv) the Employee commences employment with Existing Venture on a date that is not less than five (5) calendar days following the Existing Venture Representative's notice of Employee's offer acceptance to the Nortel Networks Representative, unless otherwise agreed by the Nortel Networks Representative.

                                    ARTICLE 5
                                 CONFIDENTIALITY

         5.1 Any Confidential Information, as defined below, received by a Party shall be retained in confidence and shall be used, disclosed, and copied solely by that Party for the purposes of exercising its rights or fulfilling its obligations under this Agreement. The receiving Party shall use the same degree of care as it uses to protect its own confidential information of a similar nature, but not less than reasonable care, to prevent the unauthorized use, dissemination or publication of Confidential Information. "Confidential Information" for purposes of this Agreement shall mean any business, marketing, technical, scientific or other information disclosed by a Party.

         5.2 Confidential Information shall not include, and no Party to this Agreement shall be bound by, obligations restricting disclosure and use set forth in this Agreement with respect to any information which: is agreed by the Parties not to be confidential; was known by the receiving Party to the disclosure, as evidenced by its business records; was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement; was disclosed to the receiving Party by a third party provided that the receiving Party has no reason to believe such third party, or any other party from whom such third party receives such information, is in breach of any confidentiality obligation to the disclosing Party in respect of such information; or is independently developed by the receiving Party, as evidenced by its business records.

         5.3 No Party shall be liable for any disclosure of Confidential Information when such disclosure is compelled pursuant to legal, judicial or administrative proceeding, or otherwise

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required by law, subject to the receiving Party using reasonable efforts to provide prior notice to the disclosing Party to allow it to seek protective or other court orders.

         5.4 This Article 5 shall survive the termination of this Agreement.

                                    ARTICLE 6
                              INTELLECTUAL PROPERTY

         For purposes of this Article, any inventions, discoveries, improvements, designs, written materials, computer programs, integrated circuit topologies, mask works, or other intellectual property developed during the provision of services by any Nortel Networks employee in accordance with the terms of the employment agreements made between Nortel Networks and its employees is referred to as "Employee Intellectual Property Rights." Existing Venture's rights to use Employee Intellectual Property Rights shall be governed by the Intellectual Property Rights Agreement between Nortel Networks and Existing Venture effective as of the Effective Date ("IPA"). Specifically, Employee Intellectual Property Rights shall be considered Licensed Intellectual Property (as defined in the IPA) if the development was related specifically to Licensed Intellectual Property; Transferred Intellectual Property (as defined in the IPA) if the development was related specifically to Transferred Intellectual Property; PacketPort Intellectual Property (as defined in the IPA) if the development was related specifically to PacketPort Intellectual Property; and CMTS Intellectual Property (as defined in the IPA) if the development was related specifically to CMTS Intellectual Property, provided, however, if the development of Employee Intellectual Property Rights would not relate to any of such aforementioned categories of Intellectual Property, then prior to the commencement of any such development, Nortel Networks and Existing Venture shall agree upon Nortel Networks' and Existing Venture respective rights in and to such Employee Intellectual Property and any other related matters. This Article shall survive the termination of this Agreement.

                                    ARTICLE 7
                                 INDEMNIFICATION

         Notwithstanding anything in the Merger Agreement to the contrary, Existing Venture shall, to the fullest extent permitted by applicable law, indemnify and hold harmless Nortel Networks and any Affiliates and their respective officers, directors, agents and employees (collectively "Nortel Networks Indemnitees") from and against all claims, demands, damages, losses, liabilities, costs or expenses (including, without limitation, attorneys' fees and expenses) (collectively "Losses") incurred or suffered by any Nortel Networks Indemnitee as a result of Services including, without limitation, any Losses arising as a result of acts or omissions by

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Employees, which acts or omissions are in connection with providing Services, claims by any Employee arising out of the provision of such Services (e.g., claims of wrongful termination, employment discrimination or wage/hour issues) that arise from the acts or omissions of Existing Venture or its employees or agent; provided, however, that the foregoing obligations shall not apply to the extent that such Losses are covered by Nortel Networks's Fringe Benefit Rate as specified in Section 3.1 and Schedule 3, and provided, further, that the foregoing obligations shall not apply to any Employee claim for severance benefits provided under a Nortel Networks severance plan, program or arrangement which arises from such Employee's termination of Nortel Networks employment as a result of such Employee's failure to obtain employment in a New Job within ninety (90) calendar days following the date on which such Employee ceases to supply Services. Article 7 shall survive the termination of this Agreement.

                                    ARTICLE 8
                             LIMITATION ON LIABILITY

         NEITHER PARTY, NOR ITS EMPLOYEES OR AGENTS, SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, IN CONNECTION WITH THE SERVICES, THE EMPLOYEES, OR THIS AGREEMENT, WHETHER ARISING IN CONTRACT, NEGLIGENCE OR OTHERWISE.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 This Agreement shall be binding upon the Parties and their respective successors and assigns; provided, however, neither Party may assign, in whole or in part, any of the rights, obligations or benefits of this Agreement without the prior written consent of the other Party.

         9.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except for its rules with respect to the conflict of laws.

         9.3 Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted under this Agreement shall be in writing and shall be deemed given only if delivered personally, by Federal Express (or similar service) or sent by certified mail, postage prepaid, as follows:

                  If to Nortel Networks, to:

                           Nortel Networks Inc.
                           200 Athens Way
                           Nashville, TN  37228
                           Attention:  Legal Department
                           Fax: (615) 432-4067

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                           With a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention: Dimitri P. Racklin
                           Fax: (617)526-5000
                           Phone: (617)526-6000

                  If to Existing Venture, to:

                           Arris Interactive L.L.C.
                           3871 Lakefield Drive, Suite 300
                           Suwanee, GA 30024
                           Attention: President

                           With a copy to:

                           Troutman Sanders LLP
                           600 Peachtree Street
                           Atlanta, Georgia 30308
                           Attention: W. Brinkley Dickerson, Jr.
                           Fax: (404)885-3900
                           Phone: (404)885-3000

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered or, if not personally delivered, one business day after sending.

         9.4 Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5      Article headings are inserted for reference purposes only.

         9.6 Nothing contained in this Agreement shall be construed or implied as creating a partnership, joint venture or similar relationship between Nortel Networks and Existing Venture other than that of independent contractors. Nothing in this Agreement shall be deemed to create an employment relationship between Existing Venture and the Employees or to make Nortel Networks and Existing Venture joint employers.

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         9.7      This Agreement, along with the Transition Services Agreement and IPR Agreement, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior discussions, understandings and writings relating thereto. This Agreement may not be modified or amended, or any provision hereof waived, except by means of a subsequent writing executed by the duly authorized representatives of the Parties. The Parties understand that certain Employees supplying Services are located outside the United States and it may be necessary for the Parties to make arrangements with respect to those Employees that differ in certain aspects from this Agreement. In such cases, the Parties agree to negotiate in good faith with respect to such arrangements and to conform those arrangements, to the extent possible, to the terms and conditions set out in this Agreement.

         9.8 Capitalized terms, which are undefined in this Agreement, shall have the meaning set forth in the Merger Agreement.

         9.9 Nortel Networks and Existing Venture shall provide each other with such assistance as may be reasonably required by either of them in connection with the performance of all obligations under this Agreement.

         9.10 If any provision, clause or part of this Agreement is held invalid, the remainder of this Agreement shall not be affected thereby unless such invalidity materially impairs the rights, benefits or obligations of the Parties under this Agreement.

         9.11 This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth below.



                                       Nortel Networks Inc.



                                       By: /s/ Michael Dadoun
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------



                                       Arris Interactive L.L.C.



                                       By: /s/ David Potts
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------